EXHIBIT 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 26, 2001 except for the 4th and 5th paragraph of note 1, the 4th paragraph of note 4 and note 9 as to which the date is June 14, 2001, relating to the financial statements and financial statement schedules of Roxio, Inc., which appears in Roxio's Annual Report on Form 10-K for the year ended March 31, 2001.

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 15, 2002